                                                                   EXHIBIT 10.20

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 29th day of February 2000, by and between REX BUSBY and MADIE WALKER (collectively, Seller), EUNICE WELL SERVICING CO., INC., a New Mexico corporation (the "Company"), and SIERRA WELL SERVICE, INC., a Delaware corporation ("Purchaser").

                                    RECITALS:

        A. The Company is a New Mexico corporation based out of Eunice, New Mexico, which is principally engaged in the well servicing business in the Permian Basin of West Texas and Southeastern New Mexico (the "Business").

        B. Seller owns all of the issued and outstanding capital stock of the Company (the "Stock").

        C. Seller desires to sell the Stock, and Purchaser desires to purchase the same, upon and subject to the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, and covenants which are hereinafter set forth, and other good and valuable consideration, the legal sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

        Section 1.01 THE STOCK. Subject to all of the terms and conditions of this Agreement, Seller hereby agrees to sell, transfer, and deliver, and Purchaser hereby agrees to purchase, pay for, and accept, at the Closing (hereinafter defined), all of the Stock.

        Section 1.02 PRE-CLOSING DISTRIBUTION OF CERTAIN ASSETS. At or prior to Closing, the Company shall distribute to Seller, without representation, warranty, or recourse by or upon the Company, and without adverse tax effect upon the Company, all of its right, title and interest in and to the assets listed on attached SCHEDULE 1.02 (collectively, the "Excluded Assets"). In connection with such distribution, upon Closing, Seller agrees to indemnify and hold the Company and Purchaser harmless from and against any and all claims, demands, causes of action, liabilities, losses, and/or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) arising from or in connection with the acquisition, ownership, operation, use, or distribution of the Excluded Assets by the Company, specifically including, without limitation, any adverse tax consequences occasioned to or suffered by the Company or Purchaser as a consequence of the distribution of the Excluded Assets to Seller pursuant to this Section 1.02.



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        Section 1.03 PURCHASE PRICE. Subject to adjustment as hereinafter provided in this Agreement, the total purchase price ("Purchase Price") for the Stock is a sum equal to (A) $2,050,000.00 plus or minus (B) the "net financial assets" (as defined below) of the Company as of the Closing Date ("NFA"), payable by Purchaser to Seller as follows:

               (1) Purchaser shall pay to Seller in immediately available funds at the Closing a sum equal to (a) $1,650,000.00 plus or minus (b) NFA, as preliminarily estimated and finally adjusted pursuant to Section 5.08; and

               (2) Purchaser shall execute and deliver to Seller at Closing its promissory note (the "Note") in the original principal amount of $400,000.00, bearing interest at a floating rate equal to the prime rate of interest quoted in the Wall Street Journal published on the Friday most immediately preceding the applicable quarterly adjustment date, and payable to the order of Seller on or before one year from the date thereof, said Note to be substantially identical in form and substance to that attached hereto as EXHIBIT A, and, subject to any requisite consents of existing lenders of the Company, to be secured by security interests upon the tangible personal property of the Company as of Closing that are junior in priority to any liens and security interests upon such assets as of the Closing Date, as created by a security agreement substantially identical in form and substance to that attached hereto as EXHIBIT B (collectively, the "Security Agreement").

        As used in this Agreement, "net financial assets" shall mean the difference between (a) "Current Assets" and (b) "Total Liabilities" (including, "Current Liabilities," "Long-Term Debt, less current maturities," and "Long-Term Obligation under Capital Lease"), as those account groups or subgroups are shown on the Preliminary Audited Balance Sheet (hereinafter defined), subject to modification and adjustment in accordance with generally accepted accounting principles pursuant to Section 5.08 to reflect changes between the date of the Preliminary Audited Balance Sheet and the Closing Date.(i.e. CA - TL = net financial assets). The calculation of NFA as of the Closing Date shall, in particular, but without limitation, give effect to the distribution of the Excluded Assets to Seller by the Company pursuant to Section 1.02 and any tax liabilities occasioned to the Company from such distribution.

        Notwithstanding the foregoing, as among Seller, the Purchase Price shall be paid and payable to and among Seller, in accordance with their respective interests in the Stock as shown on attached SCHEDULE 2.11, as Seller shall jointly direct Purchaser in writing at Closing under this Agreement.

        Section 1.04 BREAKUP FEE. Within three (3) business days following execution and delivery of this Agreement by all parties, Purchaser shall deposit with J. W. Neal, 419 W. Cain, Hobbs, New Mexico 88240, Telephone: (505) 397-3614; Fax: (505) 393-7405 (the "Escrow Agent"), the sum of TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) in immediately available funds (the "Breakup Fee"). The Escrow Agent shall, promptly upon its receipt of the

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STOCK PURCHASE AGREEMENT                                                  Page 2

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Breakup Fee, place the same in an interest bearing account for demand deposits that is approved by Seller and Purchaser. All interest so derived shall be added to and become a part of the Breakup Fee. If the sale contemplated hereby is closed pursuant to the terms of this Agreement, the Breakup Fee shall be applied to a corresponding amount of the Purchase Price payable by Purchaser to Seller at the Closing. If this Agreement is terminated by Purchaser in accordance any right of termination afforded to Purchaser in this Agreement, the Breakup Fee shall be returned to Purchaser. The Breakup Fee shall otherwise be applied, remitted, or paid as elsewhere provided in this Agreement. The Escrow Agent agrees promptly to deliver, or cause to be delivered, to Seller and Purchaser written acknowledgments of its receipt of a fully signed copy of this Agreement and the Breakup Fee as and when deposited with the Escrow Agent, together with his confirmation that the Breakup Fee will be held by the Escrow Agent pursuant to the terms of this Agreement.


                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                             SELLER AND THE COMPANY

        Seller and the Company hereby jointly and severally represent and warrant to Purchaser as of the date of this Agreement as follows:

        Section 2.01 ORGANIZATION AND QUALIFICATION; NO SUBSIDIARIES. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease, and operate its assets and to carry on its business as now being conducted. The Company has not received any notice of proceedings relating to the revocation or modification of any such authorizations. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the assets owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary. The Company does not have any subsidiaries. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, or other business association or entity.

        Section 2.02 GOVERNING DOCUMENTS. The articles of incorporation and the bylaws of the Company, true and correct copies of which have been furnished to Purchaser, are in full force and effect and have not been modified, amended, or rescinded. The Company is not in violation of its articles of incorporation or bylaws.

        Section 2.03 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 10,000 shares of common stock, par value $27.00 per share. As of the date hereof, 175 shares of common stock of the Company are issued and outstanding, all of which are validly issued, fully paid, and nonassessable (and collectively constitute the Stock). The Company has issued an additional 8 shares of capital stock, all of which are held in treasury. None of such

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STOCK PURCHASE AGREEMENT                                                  Page 3
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treasury shares has been canceled and returned to the status of authorized, but unissued stock. There are no options, warrants, or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem, or otherwise acquire any shares of the Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any other person or entity.

        Section 2.04 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller and the Company have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the Company and their consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of Seller or the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seller and the Company and constitutes the legal, valid, and binding obligations of Seller and the Company, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights or by legal principles of general applicability governing availability of equitable remedies.

        Section 2.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Seller and the Company do not, and the performance of this Agreement by Seller and the Company will not (i) conflict with or violate the articles of incorporation, bylaws, or other governing documents of the Company, (ii) conflict with or violate any laws, statutes, rules, regulations, or pronouncements of any court, tribunal, or governmental agency, whether federal, state, or local, (collectively, "Laws") applicable to Seller or the Company, or by which they or their respective assets are bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the assets of Seller or the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Seller or the Company is a party or by which any of them or their respective assets are bound or affected.

               (b) The execution and delivery of this Agreement by Seller and the Company do not, and the performance of this Agreement by Seller and the Company will not, require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

        Section 2.06 COMPLIANCE; PERMITS. The Company is not in conflict with, or in default under or violation of, (i) any federal, state, or local laws applicable to the Company or by which the Company or any of the assets of the Company are bound or affected or (ii) any note, bond,

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STOCK PURCHASE AGREEMENT                                                  Page 4
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mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its assets are bound or affected. The Company possesses all permits, licenses, leases, agreements, and authorizations of governmental authorities and any other applicable persons or entities necessary to or for the operation of its assets, properties, and business, all of which permits, licenses, leases, agreements, and authorizations are in full force and effect.

        Section 2.07 REPORTS AND FINANCIAL STATEMENTS OF THE COMPANY. The preliminary audited balance sheet of the Company for the period ending as of December 31, 1999 (the "Preliminary Audited Balance Sheet") and the statements of operations, changes in stockholders equity, and cash flows of the Company for the period ending as of December 31, 1999, copies of all of which are attached hereto as EXHIBIT C (collectively, the "Financial Statements"), are true and complete in all material respects, fairly represent the financial position and results of operations of the Company as of and for the periods shown, and were prepared in accordance with generally accepted accounting principles. None of the Financial Statements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

        Except as and to the extent of (i) liabilities reflected or reserved against in the Preliminary Audited Balance Sheet and (ii) liabilities which have arisen since the date of the Preliminary Audited Balance Sheet in the ordinary course of business and which have been fully disclosed to Purchaser in writing, the Company does not have any liabilities or obligations (whether accrued, absolute or contingent), and including without limitation, any liabilities resulting from failure to comply with any laws or any federal, state, or local tax liabilities due or to become due whether (a) incurred in respect of or measured by income for any financial statement or balance sheet period, or (b) arising out of transactions entered into, or any state of facts existing, prior or subsequent thereto.

        Section 2.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Preliminary Audited Balance Sheet, except as shown on attached SCHEDULE 2.08, the Company has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, except as shown on
SCHEDULE 2.08, there has not been (a) any material adverse change in the financial condition, results of operations, or business of the Company, (b) any material damage, destruction, or loss (whether or not covered by insurance) with respect to any assets of the Company, (c) any change by the Company in its accounting methods, principles, or practices, (d) any entry by the Company into any commitments or transactions material to the Company, (e) any declaration, setting aside, or payment of any dividends or distributions in respect of shares of the Stock or any redemption, purchase, or other acquisition of any of the capital stock of the Company, (f) any increase or decrease in or establishment or termination of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase, or other employee benefit plan of the Company, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company,
(g) any proposed law or regulation or any actual event or condition of any character that is known to the

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STOCK PURCHASE AGREEMENT                                                  Page 5
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Seller or the Company that materially adversely affects the business or future prospects of the Company, (h) any claim, litigation, event, or condition of any character that materially adversely affects the business or future prospects of the Company, (i) any issuance or purchase of, or agreement to issue or purchase shares of the capital stock or other securities of the Company, (j) any mortgage, pledge, lien, or encumbrance made or agreed to be made on any of the Company's assets or properties, (k) any sale, transfer, other disposition of, or agreement to sell, transfer, or dispose of the Company's properties or assets, tangible or intangible, except as expressly permitted by this Agreement and except in the ordinary course of business and then only for full and fair value received, (l) any loans, advances, or agreements with respect to any loans or advances, other than to customers in the ordinary course of business and that have been properly reflected as "accounts receivable" on the Company's books;
(m) any transaction outside the ordinary course of business, (n) any capital expenditure by the Company in excess of $20,000, or (o) any agreement by Seller or the Company to do any of the items described in Subparagraphs (a) through (n) above.

        Section 2.09 ABSENCE OF LITIGATION. There are no claims, actions, proceedings, or investigations pending or, to the knowledge of Seller or the Company, threatened against the Company or any of the assets of the Company before any court, arbitrator, or administrative, governmental, or regulatory authority or body, domestic or foreign. As of the date hereof, neither the Company nor its assets are subject to any order, writ, judgment, injunction, decree, determination, or award.

        Section 2.10 EMPLOYEE BENEFIT PLANS. Except as set forth on attached
SCHEDULE 2.10 (collectively, the "Plans"), the Company does not have any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder), any bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, accident, life insurance, disability income, retiree medical or life insurance, supplemental retirement, severance, and other benefit plans, programs, or arrangements, or any sick leave and vacation plans. The Company has operated the Plans in compliance with all applicable federal, state, and local laws and regulations, has received no notice of any claims or violations of any laws and regulations applicable to the Plans, and, has no existing obligations or liabilities under the Plans which have not been fully funded or reserved for on the Financial Statements. Any and all such plans, programs, and arrangements previously adopted and subsequently terminated by the Company were duly and validly terminated in accordance with all applicable laws and the Company has no continuing obligations or liabilities and has received no notice of any claims or violations with respect to such former plans, programs, and arrangements.

        Section 2.11 TITLE TO STOCK. Seller owns good and marketable title to all of the Stock in the proportions among Seller set forth on attached SCHEDULE 2.11, free and clear of liens, claims, and encumbrances of any kind or character.

        Section 2.12 ASSETS OF THE COMPANY. SCHEDULE 2.12 attached hereto contains a complete and accurate description of all vehicles, equipment, furniture, fixtures, and other personal property of any kind or character, tangible or intangible, that is owned by, in the possession of, or used by the


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STOCK PURCHASE AGREEMENT                                                  Page 6

Company in connection with the Company's business. Except as shown on SCHEDULE 2.12, no personal property owned or used by the Company in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or financing agreement or is located any place other than in the possession of the Company.

        Section 2.13 TITLE TO ASSETS. The Company has, or will have at Closing, good and marketable title to all of its assets and properties, real and personal, tangible and intangible, that are material to the Company's business and future prospects, free and clear of liens, claims, charges, and encumbrances of any kind or nature, save and except (a) the liens and security interests shown on attached SCHEDULE 2.13, (b) liens for real and personal property taxes that are not yet due and payable and (c) possible minor matters that, in the aggregate, are not substantial in amount and do not materially interfere with or detract from the present or intended use of any of the assets and properties nor materially impair the business operations of the Company.

        Section 2.14 TAXES. The Company is and at all times in the past has been a "C" corporation within the meaning of Section 1361 of the Internal Revenue Code of 1986, as amended. The Company presently maintains and at all times in the past has maintained a fiscal year ending as of April 30 for federal income tax purposes. The Company has filed all state and federal Tax Returns (defined below) required to be filed by them, and the Company has paid and discharged all Taxes (as defined below) shown due thereon and have paid all other Taxes as are due. The liability for Taxes set forth in each such Tax Return does not materially understate the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind, payable to any federal, state, local, or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, value added, sales, use, service, real or personal property, payroll, withholding, employment, social security, unemployment compensation, and production taxes, and (ii) interest, penalties, and additions to tax imposed with respect thereto, whether disputed or not; and "Tax Returns" means all returns, reports, declarations, claims for refund, and information statements with respect to Taxes required to be filed with the Internal Revenue Service or any other taxing authority, domestic or foreign, through the time of Closing hereunder, including, without limitation, consolidated, combined, and unitary tax returns and any schedule or amendment thereto. The Company has not (i) granted any waiver of any statute of limitations with respect to, any Tax, or (ii) obtained an extension of time with respect to the filing of any Tax Return other than Tax Returns that were duly filed within the applicable extension period. No claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has disclosed on all federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third-party. There is no dispute or claim concerning any liability for Tax of the Company (i) claimed or raised by any authority in writing or (ii) as to which


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STOCK PURCHASE AGREEMENT                                                  Page 7
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the Company or any officers (and employees responsible for Tax matters) of the Company have knowledge.

        Section 2.15 ENVIRONMENTAL MATTERS. Except as disclosed by Seller or the Company in writing to Purchaser or in the Environmental Report (hereinafter defined):

               (a) To the best knowledge of Seller and the Company, the Company has conducted all operations and activities in material compliance with all applicable Environmental Laws (as defined below), and none of the assets of the Company is being or has been operated in violation of any Environmental Laws.

               (b) To the best knowledge of Seller and the Company, the Company possesses any permits required under Environmental Laws for the operation of its assets.

               (c) To the best knowledge of Seller and the Company, the assets of the Company, and the operations conducted thereon or therewith, are not subject to any existing, unfulfilled administrative or judicial order requiring remedial action under any Environmental Law.

               (d) To the best knowledge of Seller and the Company, neither Seller nor the Company has received any notice of any investigation or inquiry regarding failure of the assets of the Company, or the operations conducted thereon or therewith, to comply with Environmental Laws.

        As used in this Section 2.15, "Environmental Laws" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, Safe Drinking Water Act, New Mexico Solid Waste Disposal Act, the Resource Conservation and Recovery Act, as amended, the Hazardous and Solid Waste Amendments Act, as amended, the Toxic Substances Control Act, as amended, the Clean Water Act, as amended, and the Clean Air Act, as amended, and any other applicable federal, state, or local environmental law and all rules, regulations and administrative orders related thereto, as such laws, rules, regulations and administrative orders exist as of the Closing Date.

        Section 2.16 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Company.

        Section 2.17 CONTRACTS. Attached hereto as SCHEDULE 2.17 is a list of all currently effective agreements respecting property, goods, and/or services of or binding upon the Company or its assets (the "Contracts"). None of the Contracts has been modified, amended, supplemented or altered except as specifically shown on attached SCHEDULE 2.17. The Company has made copies of all of the Contracts (including all modifications, amendments, and supplements thereto) available to Purchaser. To the best of Seller's knowledge, all of the Contracts are in full force and effect and the Company is not in default under any of the Contracts.

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STOCK PURCHASE AGREEMENT                                                  Page 8

        Section 2.18 NO UNION CONTRACTS. There is no collective bargaining or other union agreement to or by which the Company is a party or is bound, nor is a collective-bargaining agreement currently being negotiated; and all non-exempt employees have been paid in accordance with the Fair Labor Standards Act of 1938 and the Portal-to-Portal Act of 1947. The Company is in compliance with all federal, state, or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, and wages and hours, and has not and is not engaged in any unfair labor practice. The Company has not experienced any material labor difficulty during the last three years.

        Section 2.19 INSURANCE. SCHEDULE 2.19 attached hereto lists all insurance policies (the "Insurance Policies") held by the Company and all such listed policies are in the respective principal amounts set forth therein. The Company maintains (a) insurance on all of its business, operations, and assets of a type customarily insured, covering property damage and loss of income by fire or other casualty and (b) insurance protection against all liabilities, claims, and risks against which it is customary to insure. All premiums due and payable under the Insurance Policies have been paid. The Company is not, and but for a requirement that notice be given or that a period of time elapse or both would not be, in violation under any such Insurance Policies.

        Schedule 2.20 BANK ACCOUNTS. SCHEDULE 2.20 attached hereto contains a true and correct list of the names and addresses of all banks, financial institutions, and other depositories in which the Company has an account, deposit, or safe deposit box and the names of all persons authorized to draw on those accounts or deposits or who have access to them and the account numbers of each account.

        Schedule 2.21 OTHER LIABILITIES AND OBLIGATIONS. SCHEDULE 2.21 attached hereto contains a true and correct list of all liabilities and obligations of the Company not disclosed elsewhere in this Agreement of any kind, character, and description, whether accrued, absolute, contingent, or otherwise, and whether or not required to be disclosed or accrued in the Financial Statements of the Company that exceed $5,000 to any one creditor. In the case of liabilities that may not be fixed, an estimate of the maximum amount that may be payable is also included.

        Section 2.22 DISCLOSURE. No representations or warranties made by Seller or the Company in this Agreement, and no statements of Seller or the Company contained in any document executed or delivered by any of them to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein not misleading.

        Section 2.23 TRANSACTIONS WITH AFFILIATES. Except as shown on attached
SCHEDULE 2.23, the Company is not a party to any transaction, contract, or agreement with any (i) current or former officer or director of the Company or
(ii) any parent, spouse, child, brother, sister or other family relation of any such officer or director, or (iii) any corporation or partnership of which any such officer or director or any such family relation is an officer, director, partner or greater than 10% stockholder (based on percentage ownership of voting stock) or (iv) any "affiliate", or "associate"

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STOCK PURCHASE AGREEMENT                                                  Page 9
of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1934, including, without limitation, any transaction involving a contract, agreement, or other arrangement providing for the employment of, furnishing of materials, products, or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, except with respect to services provided on reasonable terms which would not materially alter the presentation of the Financial Statements, if such transactions had been entered into with an unrelated third party.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to Seller as of the date of this Agreement as follows:

        Section 3.01 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the assets owned or operated by Purchaser or the nature of its activities makes such qualification or licensing necessary.

        Section 3.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by all other parties hereto, constitutes the legal, valid and binding obligation of Purchaser, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors, rights or by legal principles of general applicability governing the availability of equitable remedies.

        Section 3.03  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not (i) conflict with or violate the certificate of incorporation or bylaws of Purchaser, (ii) to the knowledge of Purchaser, conflict with or violate any law applicable to Purchaser or by which any of its assets are bound or affected or (iii) to the knowledge of Purchaser, result in any breach or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination,

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STOCK PURCHASE AGREEMENT                                                 Page 10
amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the material assets of Purchaser pursuant to, any note, bond, mortgage, indenture, or any material contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets are bound or affected.

               (b) To the knowledge of Purchaser, the execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

        Section 3.04 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.


                                   ARTICLE IV

                       CONDUCT OF BUSINESS OF THE COMPANY
                            PENDING THE CLOSING DATE

        Pending the Closing Date or earlier termination of this Agreement, and except as otherwise specifically contemplated in this Agreement or the schedules hereto or as may be consented to and approved in writing by Purchaser, the Company covenants and agrees as follows:

        Section 4.01 ORDINARY COURSE OF BUSINESS. The Company will carry on its business substantially in the same manner as heretofore conducted, and will not engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business. Without limiting the generality of the foregoing, the Company will:

               (a) operate and maintain its assets diligently and in a good and workmanlike manner and comply in all material respects with all applicable laws and with the terms of any agreements binding upon those assets;

               (b) maintain and keep in full force and effect all of the Contracts and all permits, licenses and similar rights and privileges of the Company and each subsidiary of the Company and comply in all material respects with all of its material obligations therein and thereunder;

               (c) maintain all of its tangible assets in at least as good a condition as they were in at the date hereof, ordinary wear and tear excepted, and remove no material items therefrom;

               (d) maintain the Insurance Policies in full force and effect; and


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 11

               (e) pay, perform, and discharge, on a basis consistent with the Company's prior practices, all obligations of the Company under the notes, leases, and other instruments evidencing the indebtedness or other liabilities of the Company which are shown on the Preliminary Audited Balance Sheet and/or on the schedules attached to this Agreement in accordance with their respective terms (but without right of prepayment).

        Section 4.02 RESTRICTED ACTIONS. Without the prior written consent of Purchaser, such consent not to be unreasonably withheld, and except as otherwise provided in this Agreement, the Company will not (a) enter into any agreement or commitment, the result of which would be to incur or expand the existing indebtedness or liabilities of the Company; (b) incur any additional indebtedness other than trade payables incurred in the ordinary course of business; (c) sell, transfer, assign, convey or otherwise dispose of any of the assets of the Company other than dispositions of (i) equipment or other personal property which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of its business and (ii) personal property and equipment no longer used or useful in the ordinary course of business; or (d) create or permit the creation of any new lien, security interest, or other encumbrances on any asset of the Company.

        Section 4.03 AMENDMENTS TO GOVERNING DOCUMENTS. No change or amendment shall be made in the articles of incorporation or bylaws of the Company.

        Section 4.04 ORGANIZATION. The Company will preserve its corporate existence and will keep its business organization intact and use its reasonable efforts to preserve its relationships with its suppliers, customers, and others having business relations with the Company.

        Section 4.05 EMPLOYMENT AGREEMENTS. The Company will not enter into any agreement relating to employment with any person.

        Section 4.06 ISSUANCE OF SHARES; DIVIDENDS. The Company will not issue shares of capital stock, or grant any options, warrants or other rights to purchase or acquire the capital stock of the Company. The Company will neither declare nor pay or set aside for payment any dividend or other distribution on its outstanding shares of capital stock, nor redeem, purchase or otherwise acquire any of its capital stock.

        Section 4.07 NO DEFAULT. The Company will not knowingly take any action or knowingly take any action that causes a material breach of any representation, warranty, covenant or agreement of the Company under this Agreement.

        Section 4.08 INVESTMENT. The Company will not make any new capital investment in, make any loan to, or acquire the securities or assets of any other person or entity.

        Section 4.09 USES OF CASH. Other than in the ordinary course of business, the Company will not make any payments during the period between the date hereof and the Closing Date except

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STOCK PURCHASE AGREEMENT                                                 Page 12
for the purpose of paying Taxes, paying rentals or other sums owing by the Company under the Contracts as and when due, discharging rentals and trade payables incurred in the ordinary course of business, and retiring or discharging presently existing indebtedness to financial institutions or other third parties as and when due in accordance with the terms of the notes or other instruments evidencing such indebtedness (but without right of prepayment).


                                    ARTICLE V

                         OTHER AGREEMENTS OF THE PARTIES

        Section 5.01 PURCHASER'S INSPECTION RIGHTS. Pending Closing, Purchaser shall have the right to inspect, review, and audit the assets of the Company and all books, records, data, and other information of Seller and the Company relating to the business and financial affairs of the Company, the title to and ownership of the assets of the Company, and the conduct of the Business. All expenses incurred by the Purchaser relating to its inspections, reviews, and audits shall be borne and paid exclusively by the Purchaser. Seller and the Company shall cooperate with Purchaser in all reasonable respects in facilitating such inspections, reviews, and audits. Without limiting the foregoing, Seller and the Company agree that, during the Inspection Period and thereafter until Closing, they will (a) provide or cause to be provided to Purchaser and its counsel, accountants, consultants, and other authorized representatives, during normal business hours or otherwise, if necessary, full access to all of their, assets, books, agreements, commitments and records; and
(b) furnish Purchaser and its representatives with such data, records, and other information concerning any of their operations and affairs as Purchaser may reasonably request.

        Seller further agrees that, upon request by Purchaser following Closing, he will execute and deliver to Purchaser or its accountants such audit response letters and further confirmations as Purchaser or its accountants may reasonably require for purposes of verification of the accuracy, validity, and completeness of all financial and other information provided or made available by Seller and the Company to Purchaser in connection with the transactions contemplated by this Agreement.

        Section 5.02 EXCLUSIVE DEALING. Unless and until this Agreement shall have been terminated in accordance with the terms hereof, neither Seller nor the Company shall directly or indirectly, solicit, initiate, or participate in negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Purchaser or an affiliate or an associate of the Purchaser) concerning, or enter into any agreement providing for any sale of the assets of the Company, any sale of shares of capital stock in the Company, or any similar transactions involving the Company.

        Section 5.03 CONSENTS, APPROVALS, AND FILINGS. Seller, the Company, and Purchaser shall each use its reasonable efforts to obtain at the earliest practicable date and, in any event, prior to the Closing Date, all consents and approvals, including any third party consents, and to make all filings

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STOCK PURCHASE AGREEMENT                                                 Page 13
required to be obtained or made under any federal, state, or local laws or any agreement or other instrument (including, without limitation, any consent or approval necessary to avoid the loss of any rights under any agreement) prior to consummating the transactions contemplated hereby, whether such consent, approval or filing is to be obtained from or made with private parties or applicable governmental authorities.

        Section 5.04 BROKERS AND FINDERS. Purchaser, on the one hand, and Seller and the Company, on the other hand, shall indemnify each other and hold each other harmless from any claim against the other for a broker's or finder's fee, commission, or other like payment in connection with the transactions contemplated by this Agreement which arises from or is based upon arrangements made by or through the indemnifying party.

        Section 5.05 PUBLIC ANNOUNCEMENTS. Pending Closing, except as may be required by applicable law, no party hereto shall issue any press release or make any other public pronouncements concerning this Agreement or the transactions contemplated hereby without the written consent and approval of all other parties.

        Section 5.06 RESIGNATION OF OFFICERS AND DIRECTORS. Seller and the Company will secure the resignation of each then-serving officer and director of the Company effective as of the Closing Date.

        Section 5.07 NOTICE OF DEVELOPMENTS. Prior to the Closing, Seller and the Company will give prompt notice to Purchaser of any material event affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Company. No disclosure pursuant to this
Section 5.07 shall, however, be deemed to amend or supplement this Agreement or the schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant under this Agreement.

        Section 5.08 PRELIMINARY AND FINAL COMPUTATIONS OF NFA. As part of its diligence processes in this transaction, Purchaser intends to have the books and records of the Company audited by certified professional accountants and to have audited financial statements prepared for the Company in compliance with generally accepted accounting principles ("GAAP"). Prior to Closing, Seller and Purchaser shall have their respective accounting groups perform audit work of the Company, with each to bear its own accounting and other expenses incident thereto. If there is a difference in the financial statements, the parties will try to reconcile the differences prior to Closing, it being recognized that the financial data necessary to permit a final computation of NFA may not be available at such time. The parties accordingly agree to estimate NFA at Closing utilizing the audit opinions of both accounting groups and to finalize their calculation of NFA on a post-Closing basis within sixty (60) days following the Closing. At least three (3) business days prior to the Closing, Purchaser shall deliver to Seller, and Seller shall deliver to Purchaser, a preliminary settlement statement, reflecting their good faith estimates of NFA as of the Closing Date based upon the best information then available to them. Upon receipt of these preliminary settlement statements, Seller and Purchaser shall attempt to reconcile any differences they may have regarding

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STOCK PURCHASE AGREEMENT                                                 Page 14
the same. If there are any items the parties are unable to reconcile prior to Closing, Purchaser's position shall prevail to enable Closing to proceed, but without prejudice to the right of either party to dispute any item of the final settlement statement. Within forty-five (45) days after the Closing Date, Purchaser shall deliver to Seller an audited balance sheet of the Company for the period ended as of the Closing Date, prepared in accordance with GAAP, and a proposed final settlement statement including Purchaser's final computation of NFA. Seller shall have ten (10) days from its receipt of the such balance sheet and proposed settlement statement to notify Purchaser of its objections, if any, to the information set forth therein, including the opportunity of Seller to have independent auditing or to employ the Company's auditors to prepare a final computation of NFA on behalf of Seller. If Seller fails to timely notify Purchaser of any such objections, Seller shall be deemed to have irrevocably accepted the computations and substance of such balance sheet and proposed final settlement statement for all purposes of this Agreement. If Seller timely and properly contests any items within such balance sheet or proposed final settlement statement, Seller and Purchaser shall promptly meet and utilize their best efforts to resolve their differences, it being the intention of the parties to finalize all post-Closing adjustments within sixty (60) days following the Closing Date. If the parties are unable to reach final agreement on any such post-Closing matters, they shall resolve their differences by means of the dispute resolution procedures set forth in Section 10.02 and final settlement between the parties shall be deferred pending conclusion of such procedures. At the conclusion of the post-Closing accounting contemplated by this Section 5.08, Seller or Purchaser, as appropriate, shall immediately remit to the other, in immediately available funds, the net sum determined owning by such party in the final settlement statement, whether finalized by agreement of the parties or through dispute resolution processes. As used in this Agreement, "Final Balance Sheet" and "Final Settlement Statement" shall mean the final balance sheet and the final settlement statement proposed by Purchaser, as the same may be modified either by agreement of the parties or dispute resolution pursuant to the foregoing.

        Section 5.09 ACCOUNTS RECEIVABLE. Seller expressly represents and warrants that all accounts receivable of the Company reflected on the Final Balance Sheet as of the Closing Date are collectible in the normal course of business within 150 days from the Closing Date without resort to litigation or the retention of collection services. Following Closing, the Company shall apply partial payments by customers to the respective outstanding receivables of such customers in the order of their aging (i.e. older accounts paid first). To the extent any such receivables remain unpaid following such 150-day period, Purchaser and the Company shall first offset the face amount of such unpaid receivables against the unpaid principal balance of the Note, if any, and, to the extent of any deficiency, may then require Seller to immediately purchase the remaining unpaid receivables from the Company at full face value and without subsequent recourse of any kind upon the Company or Purchaser.

        Section 5.10 TAXES AND TAX RETURNS. Seller shall be responsible for the timely preparation and filing (without extension, unless otherwise agreed by Purchaser in writing) of all federal, state, and local Tax Returns covering or for (or based upon income received or realized during) all periods prior to the end of the April 30, 2000 fiscal year of the Company. Purchaser shall be responsible for the timely preparation and filing (without extension, unless otherwise agreed by

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STOCK PURCHASE AGREEMENT                                                 Page 15

Purchaser in writing) of all federal, state, and local Tax Returns covering or for (or based upon income received or realized during) all periods following the end of the April 30, 2000 fiscal year of the Company. Seller shall prepare all such Tax Returns for which Seller is responsible in accordance with applicable law and shall submit such Tax Returns to the Company and Purchaser for their review and concurrence at least ten (10) business days prior to filing. If, after the Closing Date, any applicable taxing authority shall determine there to be a deficiency in the amount of any federal, state, or local Tax paid or payable by the Company which is not reserved for or reflected on the Final Balance Sheet and which relates to any period prior to the Closing Date, Seller shall be fully responsible for the payment of any such deficiency. Following Closing, if any Tax Return covering a period of time prior to the Closing Date shall be audited by an applicable taxing authority, the Company shall promptly notify Seller of such audit. Seller and Purchaser and the Company shall jointly conduct all discussions and negotiations with applicable taxing authorities regarding each such audited Tax Return as it may relate to periods prior to the Closing Date and any decision to compromise, settle, or pay a disputed matter under any such audited Tax Return shall require joint approval of Seller and Purchaser and the Company, which rights of negotiation and approval shall in all events between the parties be exercised in good faith. The Company shall have exclusive authority to conduct all discussions and negotiations with applicable taxing authorities regarding Tax Returns relating to periods from and after the Closing Date and shall be solely responsible for the payment of all Taxes attributable to such periods.

        Section 5.11 EMPLOYMENT MATTERS. To the extent Purchaser or the Company shall elect to continue the employment of current employees of the Company following Closing, each employee so retained by Purchaser or the Company following Closing shall be eligible for participation in Purchaser's current employee benefit programs with full credit for length of service prior to Closing with the Company. Seller and the Company acknowledge and agree that the decision to hire any current employees of the Company is solely in the discretion of Purchaser and that Purchaser has no obligation of any kind to employ any of the existing employees of the Company following Closing.

        Section 5.12 INDEMNIFICATION.

               (a) Indemnification by Seller. Seller agrees to indemnify and hold harmless Purchaser and the Company after the Closing Date against and in respect of any of the following matters which may be asserted or established:

                      (i) All liabilities of the Company of any nature, whether accrued, absolute, contingent, or otherwise, which existed as of the Closing Date and are not provided for or reflected in the Final Balance Sheet;

                      (ii) Any and all damages, losses, expenses, or deficiencies resulting from any breach of the warranties, representations and covenants of Seller and the Company contained herein or in any schedule hereto; and

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STOCK PURCHASE AGREEMENT                                                 Page 16

                      (iii) All demands, assessments, judgments, costs, and expenses (including reasonable legal fees and other expenses of litigation, both at the trial and appellate level) arising from or in connection with any action, suit, proceeding, or claim incident to any of the foregoing.

               (b) Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless Seller after the Closing Date against or in respect of any of the following matters:

                      (i) Any and all damages, losses, expenses, or deficiencies resulting from any breach of the warranties, representations and covenants of Purchaser contained herein or in any schedule hereto; and

                      (ii) All demands, assessments, judgments, costs, and expenses (including reasonable legal fees and other expenses of litigation, both at the trial and appellate level) arising from or in connection with any action, suit, proceeding, or claim incident to any of the foregoing.

        Section 5.13 RELEASE AND WAIVER BY SELLER. Any provisions of this Agreement to the contrary notwithstanding, following Closing hereunder, Seller shall have no right of contribution, indemnity, reimbursement, or other legal or equitable right of recourse upon the Company based upon or attributable to the breach or non-performance by Seller or the Company of any of their jointly made representations, warranties, and covenants under this Agreement, and Seller, as of Closing hereunder, expressly releases and waives any and all such rights of contribution, indemnity, reimbursement or other recourse upon or against the Company.

        Section 5.14 INVESTMENT REPRESENTATIONS BY SELLERS. Upon Closing and in connection with any conversion of the unpaid balance of the Note into common stock of Purchaser as more particularly provided in the Note, Seller expressly represents, warrants, acknowledges, and agrees to and with Purchaser and the Company that:

               (a) any such stock so acquired by Seller (the "Stock") may not have been registered under the Securities Act of 1933 or any other state securities laws (collectively, the "Securities Acts") because Purchaser may or will issue the Stock in reliance upon this Section 5.16 and the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering;

               (b) Seller will acquire any Stock for Seller's own account, for investment, and not with a view to the resale or distribution thereof;

               (c) Seller will not transfer, sell or offer for sale any portion of the Stock unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under any applicable state securities laws or

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STOCK PURCHASE AGREEMENT                                                 Page 17
                      unless the holder of the Stock delivers to Purchaser an opinion of counsel, satisfactory to Purchaser, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such transfer, offer or sale;

               (d) Purchaser is under no obligation to register the Stock or to assist Seller in complying with any exemption from registration under the Acts if Seller should at a later date wish to dispose of the Stock;

               (e) Prior to entering into this Agreement, Seller has made an investigation of Purchaser and its business and has obtained or had made available to Seller all information with respect thereto which Seller needed to make an informed decision to structure the transactions contemplated hereby as provided in this Agreement;

               (f) Seller possesses adequate experience and sophistication as investors for the evaluation of the merits and risks of investment in the Stock; and

               (g) Seller is an "accredited investor," as defined in Regulation D as promulgated under the Securities Act of 1933, as amended, (the "1933 Act").

        Section 5.15 DISCLAIMER BY PURCHASERS. PURCHASER ACKNOWLEDGES THAT PRIOR TO CLOSING HEREUNDER PURCHASER WILL HAVE CONDUCTED SUCH EXAMINATIONS AND INSPECTIONS OF THE TANGIBLE ASSETS OF THE COMPANY AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF REGARDING THE CONDITION THEREOF AND THAT, BY CLOSING HEREUNDER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER ACCEPTS ALL OF THE TANGIBLE ASSETS OF THE COMPANY ON AN "AS IS, WHERE IS" BASIS, AND WITHOUT REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

        Section 5.16 RELEASE OF PERSONAL GUARANTIES. Within sixty (60) days following Closing, Purchaser and the Company shall cause Seller to be released from the personal guaranties which are shown on attached SCHEDULE 5.16 or shall cause the indebtedness which is the subject of any such unreleased guaranties to be fully paid.



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STOCK PURCHASE AGREEMENT                                                 Page 18

                                   ARTICLE VI

                        CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE

        The obligation of Purchaser to close under this Agreement shall, unless waived in writing by Purchaser, be subject to the satisfaction on or before the Closing Date of each of the following conditions, and Seller and the Company shall use their reasonable efforts to cause each such condition to be so satisfied.

        Section 6.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller and the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by this Agreement.

        Section 6.02 PERFORMANCE. Seller and the Company shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

        Section 6.03 CONSENTS. The consents, approvals, and filings described in
Section 5.04 shall have been obtained or made, as the case may be, without the imposition of conditions or limitations having a material adverse effect.

        Section 6.04 OPINION OF COUNSEL TO SELLER AND THE COMPANY. Seller and the Company shall have delivered to Purchaser the opinion of their legal counsel, J. W. Neal, in form and substance reasonably acceptable to Purchaser and its counsel, and favorably addressing the organization, qualification, good standing, and capitalization of the Company, the due and proper authorization, execution, and delivery and the enforceability of this Agreement and all instruments and documents executed by Seller and the Company in connection herewith, and such other matters as Purchaser or its counsel may reasonably require.

        Section 6.05 NO INJUNCTION. There shall not be in effect any preliminary or permanent injunction or temporary restraining order issued by any state or federal court that prevents the consummation of the transactions contemplated hereby.

        Section 6.06 OTHER DOCUMENTS. All documents required to be delivered to Purchaser by Seller and the Company on or prior to the Closing Date shall have been so delivered.

        Section 6.07 MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have been any material adverse change in, to, or affecting the Company, its operations, or its assets.

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STOCK PURCHASE AGREEMENT                                                 Page 19

        Section 6.08 CERTIFICATES. Seller and the Company shall have delivered to Purchaser certificates confirming the continuing validity of their representations and warranties pursuant to Section 6.01 and certifying their performance hereunder as contemplated by Section 6.02.

        Section 6.09 PHASE I ENVIRONMENTAL REPORT. Seller shall have delivered to Purchaser, at Seller's expense, a Phase I environmental report covering the premises to be leased under the Yard Lease (hereinafter defined) prepared by an environmental consulting firm and in form and substance reasonably acceptable to Purchaser.

        Section 6.10 ACTIONS OF CUSTODIAN. First Financial Trust Company, in its capacity as Custodian of the Rex Busby IRA Account and the Madie Walker IRA Account, shall have taken all actions necessary to transfer title to that portion of the Stock within such accounts to Purchaser.


                                   ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF SELLER
                            AND THE COMPANY TO CLOSE

        The obligations of Seller and the Company to consummate the transactions contemplated by this Agreement shall, unless waived in writing by them, be subject to the satisfaction on or before the Closing Date of each of the following conditions, and Purchaser shall use its reasonable efforts to cause each such condition to be so satisfied:

        Section 7.01 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects as of the date made and as of the Closing Date, as though such representations and warranties were made at and as of such date, except for changes permitted or contemplated by this Agreement.

        Section 7.02 PERFORMANCE. Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations, and conditions required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

        Section 7.03 CONSENTS AND APPROVALS. The consents, approvals, and filings described in Section 5.04 shall have been obtained or made, as the case may be, without the imposition of conditions or limitations having a material adverse effect.

        Section 7.04 NO INJUNCTION. There shall not be in effect any preliminary or permanent injunction or temporary restraining order issued by any state or federal court that prevents the consummation of the transactions contemplated hereby.

        Section 7.05 OTHER DOCUMENTS. All documents required to be delivered to Seller or the Company by Purchaser on or prior to the Closing Date shall have been so delivered.

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STOCK PURCHASE AGREEMENT                                                 Page 20

        Section 7.06 CERTIFICATES. Purchaser shall have delivered to Seller and the Company certificates confirming the continuing validity of its representations and warranties pursuant to Section 7.01and certifying its performance hereunder as contemplated by Section 7.02.
                                  ARTICLE VIII

                                   THE CLOSING

        Section 8.01 CLOSING. The closing ("Closing") of the transaction contemplated hereby shall take place at the offices of Purchaser at 406 N. Big Spring, Midland, Texas, on a business date of Purchaser's unilateral selection within thirty (30) days following any successful completion by Purchaser of an initial public offering of common stock in the Company through a recognized national stock exchange (the "Sierra IPO"), but in no event later than April 30, 2000, or at such other place and time as the parties hereto might hereafter mutually agree in writing. Such date or any alternative date so selected by the parties is referred to in this Agreement as the "Closing Date." Purchaser shall afford Seller and the Company at least ten (10) days prior written notice of its desired Closing Date pursuant to the foregoing.

        Section 8.02  DELIVERIES.  At the Closing, the following shall occur:

               (a) Seller shall endorse and deliver the certificate(s) evidencing the Stock to Purchaser, free and clear of liens, claims, and encumbrances;

               (b) Seller and the Company shall deliver to Purchaser their closing certificates in compliance with the provisions of Section 6.08;

               (c) Seller and the Company shall deliver, or cause to be delivered, to Purchaser the legal opinion of their counsel, as specified in
Section 6.04;

               (d) Seller and Purchaser shall execute and deliver an employment agreement which is substantially identical in form and substance to that attached hereto as EXHIBIT D;

               (e) Seller, the Company and Purchaser shall execute and deliver a non-competition agreement which is substantially identical in form and substance to that attached hereto as EXHIBIT E;

               (f) Seller and Purchaser shall execute and deliver a lease agreement covering the office, shop, and yard currently utilized by the Company, said lease to be substantially identical in form and substance to that attached hereto as EXHIBIT F (the "Yard Lease");

               (g) The parties shall attempt to agree upon an estimate of NFA and shall execute a preliminary closing statement as contemplated by Section 5.08;

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STOCK PURCHASE AGREEMENT                                                 Page 21

               (h) Purchaser shall pay to Seller by wire transfer the cash portion of the Purchase Price payable at Closing pursuant to Section 1.03(1);

               (i) Purchaser shall execute and deliver the Note to Seller;

               (j) The Company and Seller shall execute and deliver the Security Documents; (k) Purchaser shall deliver to Seller its closing certificate in compliance with the provisions of Section 7.06; and


               (k) Purchaser shall deliver to Seller its closing certificate in compliance with the provisions of Section 7.06; and

               (l) Seller and the Company shall execute such notifications to depository institutions and such changes of authorized signatories upon the accounts of the Company as Purchaser may reasonably request.


                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

        Section 9.01 Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing:

               (a) by mutual agreement of all of the parties hereto;

               (b) by Seller if Closing shall not have occurred on or prior to April 30, 2000, other than due to breach or non-performance by Seller hereunder;

               (c) by Purchaser, if the conditions set forth in Article VI shall not have been complied with and performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date;

               (d) by Seller and the Company if the conditions set forth in
Article VII have not been complied with and performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date; or

               (e) by either Purchaser or Seller and the Company, by written notice to the other, if any action or proceeding shall have been instituted before any court or other governmental body or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any public authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise

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STOCK PURCHASE AGREEMENT                                                 Page 22
acted improperly in connection with such transactions, and such action or proceeding shall not have been dismissed or such written threat shall not have been withdrawn or rescinded on or before the Closing Date.

        Section 9.02 REMEDIES, RIGHTS AND OBLIGATIONS ON TERMINATION. If this Agreement is terminated and abandoned as provided in this Article IX:

               (a) Redelivery. Each party will redeliver all documents, work papers, and other materials of any other party relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to the party furnishing the same, and all information received by any party to this Agreement with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however, that this subsection (a) shall not apply to any documents, work papers, material, or information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority or is otherwise in the public domain.

               (b)(1) Default by Purchaser. If Purchaser fails or refuses to close in accordance with the terms of this Agreement and if Seller and the Company have timely satisfied all the conditions to Purchaser's obligation to close hereunder and are not in default hereunder, then, and as the exclusive remedy of Seller and the Company for such breach, Seller and the Company shall have the right to declare this Agreement terminated and to receive the Breakup Fee as liquidated damages and not a penalty for the breach hereof by Purchaser (the same as if Purchaser had deposited such sum with Seller as a down payment or earnest money hereunder). In this regard, the parties acknowledge and agree that the damages occasioned to Seller and the Company by any such breach are difficult of ascertainment or calculation and that the specified sum of liquidated damages represents a fair and reasonable estimate of such damages.

               (b)(2) Default by Seller and/or the Company. If Seller and/or the Company fails or refuses to close in accordance with the terms of this Agreement and if Purchaser has timely satisfied all the conditions to Purchaser's obligation to close hereunder and is not in default hereunder, Purchaser shall be entitled to an immediate refund of the Breakup Fee and, in addition, shall have the right either (i) to declare this Agreement canceled or (ii) to seek enforcement of this Agreement at law or in equity, including, without limitation, an action for specific performance of the terms of this Agreement by Seller and the Company or for recovery of the actual damages occasioned to Purchaser by such breach.

               (c) Continuing Liability. The continuing liability of the parties to this Agreement with respect to any breach of any representation, warranty, covenant, or agreement contained therein shall not be affected by such termination or abandonment, unless this Agreement is terminated or abandoned by agreement of the parties pursuant to Section 9.01 (a) or (e).

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 23

                                    ARTICLE X

                              POST CLOSING REMEDIES

        Section 10.01 OFFSET/WAIVER. Subject to the provisions of Section 10.02, after the Closing, Purchaser, without limitation of its other rights and remedies, shall have a right of offset against its obligations under the Note for any breach of the representations, warranties, and covenants of Seller and the Company under this Agreement. In any proceedings by the Purchaser to assert or prosecute any claims under, or to otherwise enforce, this Agreement, Seller agrees that he will not assert as a defense, or as a bar to recovery, and hereby waives any right to so assert such defense or such bar to recovery, that (a) prior to the Closing, the Company shall have had knowledge of the circumstances giving rise to the claim being pursued by Purchaser, or (b) prior to the Closing, the Company engaged in conduct or took action that caused or brought about the circumstances giving rise to such claim, or otherwise contributed thereto.

        Section 10.02 DISPUTE RESOLUTION.

               (a) Unless expressly provided otherwise in this Agreement, any and all claims, disputes, controversies, and other matters in question involving the parties hereto and arising out of or relating to this Agreement and the transactions contemplated hereby, any provision hereof, the alleged breach of such provision, or in any way relating to the subject matter of this Agreement (collectively, "Disputes"), whether such Disputes sound in contract, tort, or otherwise, at law or in equity, under State or federal law, whether provided by statute or common law, for damages or any other relief, shall be resolved in accordance with this Section 10.02.

               (b) The parties shall attempt in good faith to resolve any Dispute promptly by negotiations between representatives who have authority to settle the controversy. Any party may give the other party written notice of any Dispute not resolved in the normal course of business, together with a request that the parties meet and confer ("Notice of Dispute"). Within fifteen (15) days after delivery of a Notice of Dispute, the parties or their representatives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the matter has not been resolved within thirty (30) days after delivery of the Notice of Dispute, or if the parties fail to meet within fifteen (15) days after delivery of the Notice of Dispute, either party may initiate arbitration of the claim or dispute as provided hereafter. If a party or its representative intends to be accompanied at a meeting by an attorney, the other parties shall be given advance notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any state's rules of evidence.

               (c) If the Dispute is not resolved by negotiation pursuant to
Section 10.02(b), either party may submit such Dispute for resolution by binding arbitration as follows:


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 24

                      (i) It is the intention of the parties that the arbitration shall be conducted pursuant to the New Mexico Arbitration Act (the "Act"), as modified by this Agreement. The validity, construction, and interpretation of this Section 10.02(c), and all procedural aspects of the arbitration conducted pursuant to this Section 10.02(c), including, but not limited to, the determination of issues that are subject to arbitration (i.e. arbitrability), the scope of the arbitrable issues, allegations of fraud in the inducement to enter into this Agreement, or this arbitration provision, allegations of waiver, laches, delay, or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for filing counterclaims, the times for amending pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this Agreement, the receipt of evidence and the like), shall be decided by the arbitrators. The arbitration shall be administered by the American Arbitration Association ("AAA"), and shall be conducted pursuant to the Commercial Arbitration Rules of the AAA, as modified by this Agreement. Notwithstanding any provision of this Agreement to the contrary, the parties expressly agree that the arbitrators shall have absolutely no authority to award incidental, special, treble, exemplary, or punitive damages of any type under any circumstances regardless of whether such damages may be available under New Mexico law, the law of any other state, or federal law, or under the Act, or the Commercial Arbitration Rules of the AAA, the parties hereby waiving their right, if any, to recover incidental, special, treble, exemplary, or punitive damages in connection with any such Disputes.

                      (ii) The arbitration proceeding shall be conducted in Hobbs, New Mexico before a panel of three (3) arbitrators appointed in accordance with the Commercial Arbitration Rules of the AAA. The arbitrators shall conduct a hearing as soon as reasonably practicable after appointment of the third arbitrator, and a final decision completely disposing of all Disputes that are the subject of the arbitration proceedings shall be rendered by the arbitrators as soon as reasonably practicable after the hearing. There shall be no transcript of the hearing before the arbitrators. The arbitrators' ultimate decision after final hearing shall be in writing, but shall be as brief as possible, and the arbitrators shall not assign reasons for their ultimate decision.

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STOCK PURCHASE AGREEMENT                                                 Page 25

                      (iii) The fees and expenses of the arbitrators shall be borne equally by the parties, but the decision of the arbitrators may include such award of the arbitrators' fees and expenses and of other costs and attorneys' fees as the arbitrators determine appropriate.

                      (iv) To the fullest extent permitted by law, the arbitration proceeding and the arbitrators' award shall be maintained in confidence by the parties.

                      (v) The award of the arbitrators shall be binding upon the parties and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered by a court of competent jurisdiction and enforced by any party as a final judgment of such court.

               (d) All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Sections 10.02(b) are pending. The parties will take such actions, if any, as may be required to effectuate such tolling.

               (e) Each party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute covered by this
Article X.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        Section 11.01 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by writing duly executed by all of the parties hereto.

        Section 11.02 WAIVER OF COMPLIANCE. Any failure of the Seller or the Company, on the one hand, or Purchaser, on the other, to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Purchaser or Seller and the Companies, respectively; provided, however, such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        Section 11.03 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including, without limitation, by overnight courier), transmitted by facsimile, or mailed, certified or registered mail (return receipt requested) with postage prepaid:


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 26

               (a) if to Seller or the Company (only until the Closing Date), to:


                             Mr. Rex Busby
                             Eunice Well Servicing Co., Inc.
                             P. O. Box 880
                             Eunice, New Mexico 88231
                             Telephone: (____) _______
                             Fax: (____) _____________

with a copy to:
                             Mr. J. W. Neal
                             419 W. Cain
                             Hobbs, New Mexico 88240
                             Telephone: (505) ________________
                             Fax: (505) 393-7405

or to such other person or addresses as Seller or the Company shall furnish Purchaser in writing in accordance with this Section 11.03; and

               (b) if to Purchaser (or to the Company after Closing), to:

                             Sierra Well Service, Inc.
                             406 N. Big Spring
                             Midland, Texas 79701
                             Telephone: (915) 570-0829
                             Fax: (915) 570-0598
                             Attention: Kenneth V. Huseman, President

with a copy to:

                             Kerr & Ward, L. L. P.
                             500 W. Texas, Suite 1310
                             Midland, Texas 79701
                             Telephone: (915) 684-9990
                             Fax: (915) 684-9997
                             Attention: William M. Kerr, Jr.

or to such other persons or addresses as Purchaser shall furnish to Seller and the Company in writing in accordance with this Section 11.03.


--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 27

        Delivery of notices shall be effective only upon actual receipt by the intended recipient (or, in the case of facsimile transmission, the completion of such transmission during the recipient's normal business hours).

        Section 11.04 SURVIVAL. This Agreement is intended in part to evidence the continuing rights and obligations of the parties following Closing, and all of the representations, warranties, covenants, and obligations of the parties are hereby expressly made to survive Closing.

        Section 11.05 EXPENSES. Purchaser shall pay its own fees and expenses, including, without limitation, professional fees and expenses, incurred in connection with the negotiation, execution, and performance of this Agreement and the transactions contemplated hereby. All fees and expenses of Seller and all fees and expenses of the Company for periods to and including the Closing Date, including, without limitation, professional fees and expenses, incurred in connection with the negotiation, execution, and performance of this Agreement and the transactions contemplated hereby, shall be borne and paid exclusively by Seller.

        Section 11.06 BINDING NATURE; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 11.07 GOVERNING LAW. This Agreement, and the legal relations among the parties hereto arising from this Agreement, shall be governed by and construed in accordance with the laws of the State of New Mexico, without regard to its conflicts of laws rules.

        Section 11.08 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto and the other instruments referred to herein) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

        Section 11.09 HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 11.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        Section 11.11 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and this

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STOCK PURCHASE AGREEMENT                                                 Page 28

Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically, as part of this Agreement, a provision as similar in terms and substance to such illegal, invalid, or unenforceable provision as may be possible and legal, valid, and enforceable.

        Section 11.12 DIRECTIVE TO CUSTODIAN/LIMITATION ON CUSTODIAL LIABILITY. By their execution hereof, Rex Busby and Madie Walker hereby (i) authorize and direct First Financial Trust Company in its capacities as Custodian of the Rex Busby IRA Account and as Custodian of the Madie Walker IRA Account to take such actions upon Closing as are necessary to transfer any portion of the Stock held by it in such capacities to Purchaser; and (ii) acknowledge and agree that this Agreement shall be fully binding upon and applicable to any beneficial or other interest they may own in such IRA accounts.

        Section 11.13 JOINT AND SEVERAL LIABILITY OF SELLER. The parties comprising Seller are and shall be jointly and severally liable for any breach of the representations, warranties, and covenants of Seller under this Agreement and any instruments and documents executed by Seller in connection herewith.








                      [THIS SPACE INTENTIONALLY LEFT BLANK]




--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 29

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into as of the date first set forth above.


                                        SELLER:

                                        /s/ REX BUSBY
                                        ------------------------------------
                                        REX BUSBY

                                        /s/ MADIE WALKER
                                        ------------------------------------
                                        MADIE WALKER


                                        THE COMPANY:

                                        EUNICE WELL SERVICING CO., INC., a New
                                        Mexico corporation


                                        By:       /s/ REX BUSBY
                                           ---------------------------------
                                        Printed Name: Rex Busby
                                                     -----------------------
                                        Title:        President
                                              ------------------------------


                                        PURCHASER:

                                        SIERRA WELL SERVICE, INC., a Delaware
                                        corporation


                                        By:       /s/ CHARLES SWIFT
                                           ---------------------------------
                                        Printed Name: Charles Swift
                                                     -----------------------
                                        Title:        Vice President
                                              ------------------------------





--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 30

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A     THE NOTE
EXHIBIT B     THE SECURITY AGREEMENT
EXHIBIT C     THE FINANCIAL STATEMENTS
EXHIBIT D     THE EMPLOYMENT AGREEMENT
EXHIBIT E     NON-COMPETITION AGREEMENT
EXHIBIT F     YARD LEASE

SCHEDULE 1.02 EXCLUDED ASSETS
SCHEDULE 2.08 EXTRAORDINARY TRANSACTIONS
SCHEDULE 2.10 EMPLOYEE BENEFIT PLANS
SCHEDULE 2.11 OWNERSHIP OF THE STOCK
SCHEDULE 2.12 PERSONAL PROPERTY
SCHEDULE 2.13 EXISTING LIENS
SCHEDULE 2.17 CONTRACTS
SCHEDULE 2.19 INSURANCE POLICIES
SCHEDULE 2.20 BANK ACCOUNTS
SCHEDULE 2.21 OTHER LIABILITIES
SCHEDULE 5.17 PERSONAL GUARANTIES OF SELLER





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STOCK PURCHASE AGREEMENT                                                 Page 31

                                    EXHIBIT A


                             SECURED PROMISSORY NOTE

$400,000.00                     Hobbs, New Mexico             ____________, 2000

        FOR VALUE RECEIVED, the undersigned, SIERRA WELL SERVICE, INC., a Delaware corporation ("Maker"), promises to pay to the order of [PARTIES SELLER TO BE DESIGNATED BY SELLER PURSUANT TO SECTION 1.03 OF THE AGREEMENT] ("Payee"), at P. O. Box 880, Eunice, New Mexico 88231, the principal sum of FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00), together with interest on the unpaid principal balance from day to day outstanding prior to default or maturity at per annum rate equal to the lesser of (i) the Prime Rate (hereinafter defined) in effect hereunder (the "Established Rate") (calculated on the basis of actual days elapsed in a year consisting of 365 or 366 days, as appropriate) or (ii) the Maximum Rate (hereinafter defined) (calculated on the basis of actual days elapsed in a year consisting of 365 or 366 days, as appropriate). If at any time and from time to time the Established Rate exceeds the Maximum Rate, thereby causing the interest payable to be limited to the Maximum Rate, then any subsequent reduction in the Established Rate shall not reduce the rate of interest hereunder below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest that would have accrued if the Established Rate had at all times been in effect. All past due principal of and accrued interest on this Note shall bear interest at the Maximum Rate.

        As used herein, "Prime Rate" shall mean the rate of interest denominated and published as such by the Wall Street Journal on the first Friday most immediately preceding the date of this Note that is a business day.

        As used herein, "Maximum Rate" shall mean the maximum non-usurious rate of interest that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received under applicable law on the indebtedness evidenced by this Note, after taking into account, to the extent required by applicable law, any and all relevant payments, charges, or other amounts under this Note and all instruments securing payment of this Note.

        The principal of and accrued interest on this Note are due and payable one year from the date hereof. This Note may be prepaid in whole or in part without penalty. Partial prepayments shall be applied first to any accrued and unpaid interest and the balance remaining, if any, to principal.

        This Note is secured by that certain Security Agreement of even date herewith, between Eunice Well Servicing, Inc., as Grantor, and Payee, as Secured Party, covering all of the equipment and other tangible personal property therein described.

        It is understood and agreed that in the event of default in the payment of this Note or any installment hereof, principal or interest, and if such default shall continue unremedied for more than ten (10) days following written notice thereof from Payee to Maker, or in the event of any default (other than non-payment of this Note) in any instrument securing payment of this Note and if such default shall continue unremedied for more than thirty (30) days following written notice thereof from Payee to Maker, the entire principal balance of and all accrued and unpaid interest on this Note shall at once become due and payable without notice, at the option of Payee. Failure by Payee to exercise this option on any one or more occasions shall not constitute a waiver of the right to exercise such option in the event of subsequent default.

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 33

        Except as otherwise herein expressly provided, the makers, signers, sureties, and endorsers of this Note jointly and severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to Payee; and if this Note shall be collected by legal proceedings or through probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity, Maker agrees to pay all costs of collection, including reasonable attorney's fees.

        All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that under no contingency, whether by reason or demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, or received by Payee exceed the Maximum Rate. If, for any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the Maximum Rate, the interest payable to Payee hereunder shall be reduced to the Maximum Rate; and if for any circumstance Payee shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, then an amount equal to any such excess shall be applied to the reduction of the principal hereof and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the Maximum Rate.

        Any provisions of this Agreement to the contrary notwithstanding, if Maker shall successfully conclude an initial public offering of common stock in Maker through a nationally recognized stock exchange at any time prior to maturity of this Note, whether stated or by acceleration, (the "Sierra IPO") Maker shall confer written notice thereof upon Payee and Payee shall thereupon have the right, exercisable at any time prior to maturity hereof as hereinafter provided, at its sole option, to convert the unpaid balance of this note to common stock in Maker at a per share price equivalent to the per share price at which Sierra issued its common stock in the Sierra IPO. Payee shall exercise such optional right by conferring written notice of exercise upon Maker prior to maturity hereof, whether stated or by acceleration, accompanied by the original of this note, marked "PAID," in return for which Maker shall issue the requisite number of shares of its common stock to Payee. The failure by Payee to exercise optional right in the time and manner specified shall cause such right to terminate automatically and without necessity of further action by Payee.

        This Note is in all respects subject to that certain Stock Purchase Agreement dated as of February 29, 2000, between Rex Busby and Madie Walker, as Seller, Eunice Well Servicing, Inc., as the Company, and Maker, as Purchaser.



                             [THIS SPACE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 34

        This Note shall be governed by and construed in accordance with the laws of the State of New Mexico.

                                        SIERRA WELL SERVICE, INC.


                                        By:
                                           ------------------------------------
                                        Printed Name:
                                                     --------------------------
                                        Title:
                                              ---------------------------------






--------------------------------------------------------------------------------
STOCK PURCHASE AGREEMENT                                                 Page 35

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT ("First Amendment") is made and entered into as of the 20th day of March 2000, between REX BUSBY and MADIE WALKER (collectively, Seller), EUNICE WELL SERVICING CO., INC., a New Mexico corporation (the "Company"), and SIERRA WELL SERVICE, INC., a Delaware corporation ("Purchaser"), with reference to the following:

                                    RECITALS

         A. Seller, the Company, and Purchaser are parties to that certain Stock Purchase Agreement (the "Agreement") dated as of February 29, 2000, relating to the sale and purchase of all of the issued and outstanding capital stock of the Company.

         B. Seller and Purchaser wish to amend the Agreement upon the terms which follow.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EXTENSION OF CLOSING DATE. Seller, the Company, and Purchaser hereby modify and amend existing Section 8.01 of the Agreement to read as follows:

                  Section 8.01 CLOSING. The closing ("Closing") of the transaction contemplated hereby shall take place at the offices of Purchaser at 406 N. Big Spring, Midland, Texas, on a business date of Purchaser's unilateral selection within thirty (30) days following any successful completion by Purchaser of an initial public offering of common stock in the Company through a recognized national stock exchange (the "Sierra IPO"), but in no event later than June 30, 2000, or at such other place and time as the parties hereto might hereafter mutually agree in writing. Such date or any alternative date so selected by the parties is referred to in this Agreement as the "Closing Date." Purchaser shall afford Seller and the Company at least ten (10) days prior written notice of its desired Closing Date pursuant to the foregoing.

         2. DEFINITIONS. Except as expressly indicated otherwise herein, capitalized terms in this First Amendment shall have the same meanings as are ascribed to them in the Agreement.

         3. CONFIRMATION. The parties hereto hereby ratify, confirm, and adopt the Agreement, as amended hereby. Except as modified hereby, the Agreement remains in full force and effect.

         4. FAX; COUNTERPARTS. This First Amendment may be executed by fax and in multiple counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the day and year first above written.


                                        SELLER:

                                        /s/ REX BUSBY
                                        -------------------------------------
                                        REX BUSBY

                                        /s/ MADIE WALKER
                                        -------------------------------------
                                        MADIE WALKER


                                        THE COMPANY:

                                        EUNICE WELL SERVICING CO., INC.,
                                        a New Mexico corporation


                                        By: /s/ REX BUSBY
                                            ---------------------------------
                                        Printed Name:  REX BUSBY
                                                     ------------------------
                                        Title:         President
                                               ------------------------------


                                        PURCHASER:

                                        SIERRA WELL SERVICE, INC., a Delaware
                                        corporation


                                        By: /s/ CHARLES SWIFT
                                            ---------------------------------
                                        Printed Name:  CHARLES SWIFT
                                                     ------------------------
                                        Title:         Vice President
                                               ------------------------------



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FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                              PAGE 2